Exhibit 99.1

CALIBER ANNOUNCES SERIES AA CUMULATIVE REDEEMABLE PREFERRED STOCK OFFERING UNDER REGULATION A+

SCOTTSDALE, Ariz., March 17, 2025 – Caliber (NASDAQ: CWD), a real estate investor, developer, and manager, today announced that the Company’s Offering Statement with respect to the Company’s newly designated Series AA Cumulative Redeemable Preferred Stock (“Series AA Preferred Stock”) has been qualified by the U.S. Securities and Exchange Commission (“SEC”). The Company is seeking to raise up to $20 million through the offering of 800,000 shares of Series AA Preferred Stock, with an initial stated value of $25.00 per share.

The Series AA Preferred Stock will rank senior to the Company’s Class A and Class B common stock with respect to dividend rights and rights upon liquidation, dissolution, or winding up. Holders will be entitled to cumulative monthly dividends at an annual rate of 9.5% of the stated value ($0.198 per share per month), accruing regardless of board declaration. The Company is required to redeem all outstanding Series AA Preferred Stock on the third anniversary of issuance.

Interested investors can learn more on Caliber’s website.

DISCLAIMERS:

The offering will be made only by means of an offering statement. An offering statement on Form 1-A relating to these securities has been filed with the U.S. Securities and Exchange Commission and has become qualified. The securities offered by the Company are highly speculative. Investing in shares of the Company involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. Additional information concerning Risk Factors related to the offering, including those related to the business, government regulations, intellectual property and the offering in general, can be found in the section of the offering statement entitled “Risk Factors.”

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, these or any other securities, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Caliber (CaliberCos Inc.)

With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate including, but not limited to, the Company’s ability to adequately grow cumulative fundraising, AUM and annualized platform revenue to meet 2026 targeted goals, the closing of the transaction with L.T.D. Hospitality Group LLC and the viability of and ability of the Company to adequately access the real estate and capital markets. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.Rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com